                                                                    Exhibit 10.1

CVI CLEARVISION, INC. PUBLIC RELATIONS    dba  BUSINESSNEWSWIRE.COM
1875 CENTURY PARK EAST, SUITE 1000, 10TH FLOOR, LOS ANGELES, CA 90067
T: 310-286-9400/F: 310-286-9410

This  Agreement  is  entered  into on the 20th day of June  2005 by and  between
CLEARVISION,  INC.,  ("CVI") a California  corporation dba  BUSINESSNEWSWIRE.COM with its offices at 1875 Century Park East,  Suite 1000, Los Angeles,  CA 90067;
and ENCLAVES GROUP, INC. (hereafter referred to as "CLIENT"), with its principal offices at: 2550 East Trinity Mills Road, Suite 122, Carrollton, TX. 75006 USA

CLIENT Contact: Mark MacFarlane              CVI President: Joe Davis
CLIENT Title: COO                            CVI Tel: (310) 286-9400
CLIENT Phone: 972-416-9304                   Fax: (310) 286-9410
CLIENT Fax: 972-416-9441                     BUSINESSNEWSWIRE
CLIENT email: mmacfarlane@enclavesgroup.com  Account Director: David Alvarado

                                             Executive Producer: Jeffery Goddard

WHEREAS,  CVI provides strategic planning,  PR and marketing consulting services to publicly traded companies;

Whereas, CLIENT wishes to receive a MEDIABLITZ!(R) campaign package;

Definitions:

     o    TV NEWS  SPOTLIGHT:  A 2-8  minute  segment  featured  on 1/2  hr.  TV newsmagazines airing nationwide.

     o    VNR:  a  broadcast-quality  90-second  narrated  Video  News  Release, followed  by up to 13 minutes of B-Roll and Sound  Bites,  distributed via Satellite and Beta Broadcast Masters for inclusion on national and local news programs and talk shows.

     o    NEWSPAPER FEATURE: 1-3 column news article with photo and contact info distributed to over 10,000 newspapers (mainly major market dailies and weeklies), reaching over 20 million readers (est.).

     o    RNR:  60  second  Radio  News  Release  professionally   recorded  and
          distributed  in script form and on CD to 6,600 radio  stations for use on regular news and talk shows.

Whereas CVI have offered their services to the CLIENT, and the CLIENT has chosen to hire CVI to perform these services;

For  mutual  consideration,  the  receipt  and  sufficiency  of which are hereby acknowledged, the parties hereto agree to as follows:

1.   PRODUCTION GUARANTEES
CVI will provide the following productions for CLIENT: TV News Spotlight,  Video
News Release (VNR), In-flight Video,  Corporate Video (UP TO 10-MIN),  Tradeshow
Loop  Presentation,  Internet  Streaming  Video,  Newspaper  Feature,  and  RNR.
Productions  include complete Scripting (two drafts and a polish per Feature) to
CLIENT's approval; up to four days of Shooting - including locations approved by
CLIENT and on a state-of-the-art sound stage and news set in Hollywood, CA; Emmy winning news anchors; accredited on-camera news reporter;  Voice-over narration;
unlimited  Stock  Footage  from  in-house  library  (17 YEARS  WORTH OF ARCHIVED
PRODUCTION FOOTAGE);  Complete Post Production / Editing with Graphics,  Digital
Editing;  Production Insurance, CVI's local Location and Travel expenses and Per
Diem, Director and Producer Fees; printing, postage and mailing, news clippings, and readership reports. Also includes all overhead and administrative expenses.

2. MEDIA PLACEMENT GUARANTEES
CVI represents, warrants and agrees that:

a) CLIENT's TV News  Spotlight  and/or VNR will air on national and local cable, satellite and broadcast affiliates throughout the U.S. and Canada. Programs will air as regular (non-paid) programming and as sponsored (paid) programming.

b) CVI guarantee 1,000 TOTAL AIRINGS  generated from a combination of cablecasts and  broadcasts.  Counted  airings will take place  between 6:30 am and 10:30 pm daily  - with  the  majority  expected  to be  aired  in Top 50  markets  during primetime hours (5:30 pm-10:30 pm). Each city counts as one airing.  TVA and CVI guarantee A MINIMUM of 300,000 broadcast  audience  impressions based on Nielsen
Rating Systems and 90,000,000 cable  households.  Cable audience is estimated at
4,860,000  viewers  based on 2% of cable  subscriber  base and 2.7  viewers  per household.

c) CVI guarantees nationwide  distribution of the TV Spotlight and/or VNR on one or more national  networks such as CNN,  MSNBC,  FOX News  Channel,  CNBC,  Dish
Network and AMC.

d)  CLIENT  is  guaranteed  sponsored  airings  on your  choice  of (one) of the following clusters  nationwide or in cities you select,  typically airing during peak and  primetime.  Clusters  include:  Adult  Cluster,  Male Cluster,  Female
Cluster,  Lifestyle Cluster, News Cluster,  Healthy Living Cluster,  Young Adult
Cluster, Sports Cluster, and Kids Cluster.

e) CLIENT is  guaranteed  at least twelve  interviews  on national  and/or local market TV and Radio talk shows during the six month term of this campaign.

f) Spotlight  is  guaranteed  to air daily on one or more major  Airlines for at least one month as in-flight programming.

g)  CLIENT  is  guaranteed  to  receive  a  minimum  of  100  Newspaper  Feature placements;

h) CLIENT is guaranteed 200 Radio News Release (RNR) placements.

i) CLIENT is guaranteed  monthly updates of CLIENT's  headlining events in major financial  /  business  E-newsletter  sent to over  650,000  opt-in  subscribers including:  250,000+  financial  services  professionals,  50,000+ key corporate decision makers and 350,000+ investors.

CLIENT  will  receive  usage  reports  with  maps,  bar  charts,  pie charts and
circulation    data   plus    physical    clippings    from    newspapers    and
magazines---verifying   the   guaranteed   number  of  placements  and  audience
impressions.  TV,  Print and Radio  elements  are  subject  to  editing by media outlets.

3.    PROMOTIONAL ELEMENTS
a)    CLIENT will receive ONE HUNDRED  (100) fully  packaged VHS or CD copies of the Corporate Video or TV News Spotlight (CLIENT's choice) with the option to  purchase  more at  guaranteed  competitive  prices.  CLIENT is free to choose five additional TV airings instead of the copies.

b)    CLIENT's complete Spotlight transcript,  company logo, capsule description and links to CLIENT's  site will be featured as a TOP STORY during the six month  term  of  this  campaign  on one or  more  of  TVA's  news  portals
      including:   WWW.BUSINESSWORLDNEWS.COM   and   WWW.BUSINESSWORLDNEWS.TV  ;
      www.healthworldnews.tv ; WWW.ENTERTAINMENTWORLDNEWS.TV.

c)    CLIENT will  receive  Video  Streaming  of CLIENT's  Spotlight  from TVA's servers for at least six months.

4.    GRANT OF RIGHTS
a)    CVI hereby  grants to CLIENT the  complete,  unconditional  and  exclusive worldwide ownership in perpetuity of the Production Work Material,  B Roll
      Footage,  Corporate  Video,  Tradeshow  Loop  Presentation,  and  Internet
      Streaming versions. CLIENT shall, accordingly, have the sole and exclusive right to copyright  any such  materials in its name, as the sole owner and author  thereof (it being  understood  that for such purposes CVI shall be
      CLIENT's "employees for hire" as such term is defined in the United States
      Copyright  Act).  However,   any  re-editing  /  re-purposing  of  footage
      containing  TV news anchors and  reporters  for  commercial  broadcast use
      (e.g.  infomercial usage) will require their written approval.  CVI grants to CLIENT the rights to: a) approve Scripts prior to Shooting;  b) approve final edited  corporate  version;  c) receive  additional  VHS, DVD, or CD copies of all  materials at  guaranteed  rates.  CLIENT IS FREE TO USE ANY
      VENDOR IF CVI CANNOT MATCH THEIR WRITTEN QUOTE.

b)    CLIENT grants to CVI all rights to edit,  distribute,  exhibit,  syndicate and market  worldwide  (via cable,  network TV,  satellite,  cruise lines, airlines,  video,  internet,  CD, DVD, etc.) in perpetuity all programming created for broadcast purposes under this Agreement.  CVI and its partners retain  complete  ownership  and editorial  content of its TV, Radio,  and
      Internet shows, and websites.

5.    BILLING
      This  Agreement  is to be carried  out on a fixed fee basis.  Of the total production,  media and promotion elements  contained in this package,  CVI shall be responsible for all costs  associated with this Agreement and the actions  required  or  contemplated  on the part of CVI  hereby,  provided however,  that Client agrees to pay CVI one payment totaling  $350,000.00.
      1) Upon execution of this agreement CLIENT shall deposit $350,000.00 worth of ENCLAVES  GROUP,  INC. free trading  shares,  (shares to be transferred once SB2 filing is completed),  in the name of  CLEARVISION  INC. at: 1875
      Century  Park East,  Suite 1000,  Los Angeles,  CA 90067.  Federal Tax ID#
      37-1441306.

      THE AGREEMENT IS EFFECTIVE UPON NOTIFICATION BY CLIENT TO CVI THAT THE SB2
      REGISTRATION HAS BEEN DECLARED  EFFECTIVE AND CLIENT IS PREPARED TO TENDER
      THE STOCK.  IF NOT  COMPLETED  BY JANUARY 1, 2006,  THE  AGREEMENT  MAY BE
      VOIDED.

      This agreement is subject to CLIENT's share price for the above referenced payment  being  established  at the  time of  payment  of  shares.  *** If
      CLIENT's  share price  should fall below the  valuation  contemplated  and established  at the  time  of the  payment  as  described  above  in  this
      Agreement but prior to distribution of finished/approved elements to media outlets,  CLIENT will make up any short fall  incurred.  Once all elements have been  distributed  to media  outlets,  CLIENT  will  have no  further obligation  to cover any short fall which  might occur in the event of the established  share price dropping after  distribution  of the campaign has begun.

      BONUS PAYMENT:  If CVI delivers over 2,000  televised  airings (I.E.  MORE
      THAN DOUBLE THE 1,000 AIRINGS GUARANTEED HEREIN),  CLIENT agrees to pay an additional $30,000 in cash or equivalent in stock to CVI (if stock) within one month after receiving proof of airings.

6.    PRODUCTION SCHEDULE
      A complete Production  Schedule  ("Schedule A") is attached hereto.  CVI's ability to provide  this  production  / media / promotion  package for the price  offered  requires a firm  commitment  from  CLIENT to adhere to the
      Production Schedule.

7.    RESPONSIBILITIES OF CLIENT
      CLIENT agrees to provide: PRIOR TO SHOOTING: visual subjects called for in the  approved  script such as slides,  photographs,  testimonial  letters, existing stock footage,  company artwork, logos, etc.; shooting locations, interviewees,  Company representative with approval authority to accompany
      camera  crew  during  Shooting;   timely  approvals  of  all  elements  of
      production;  prompt  payments;  overnight  express and  shipping  charges.
      CLIENT agrees to cooperate  fully with CVI to enable the  production to be completed within the mutually approved timeframe (Schedule A).

      Any  unreasonable  delay (MORE THAN THREE WEEKS PAST SCHEDULE A) caused by
      CLIENT  will  modify  the  responsibility  of CVI as to  completion  date, guarantees  and fees.  Any payment not made within a timely  manner  shall accrue interest at the rate of one and one-half  percent (1.5%) per month.
      CLIENT also agrees not to engage in business  directly with CVI employees, vendors,  and/or independent contractors during the term of this Agreement and for a period of twelve  (12)  months  after  the  termination  of this
      Agreement,  unless there was a provable,  pre-existing  relationship  with
      CLIENT.

8.    INDEMNIFICATION

      (a) CLIENT  agrees to indemnify  and hold CVI harmless for all  materials, products  and  personnel  provided  by  CLIENT  as well  as  truthfulness, accuracy and legality of claims made by CLIENT in script and on camera.

      (b) CLIENT  further  agrees  indemnifies  and hold CVI and its  directors, employees,  affiliates and agents (each an "Indemnified  Person") harmless from and against  any losses,  claims,  judgments,  assessments  and other
      liabilities   (collectively   "Liabilities")   and  will   reimburse  each
      Indemnified   Person   for  all  fees  and   expenses   (including   legal
      representation)(collectively   "Expenses")   as  they  are   incurred   in
      investigating,  preparing,  or defending any claim, action,  proceeding or investigation (collectively,  "Actions"), arising out of, related to or in
      connection  with  any  advice,   actions  or  services   rendered  by  any
      indemnification Person pursuant to the Agreement, provided that the CLIENT will  not  be  responsible  for  any  Liabilities  or  Expenses  that  are determined by a court of competent  jurisdiction  to have resulted  solely from the  Indemnified  Person's  gross  negligence or willful  misconduct.
      However,  the CLIENT's  obligation to each Indemnified Person shall remain in full force and effect  regardless  of any  modification,  finalization, expiration or termination of this agreement.

9.    CANCELLATION / RESCHEDULING FEES
      This Agreement commences and becomes binding upon faxed acceptance by both parties and continues  throughout the Term.  CLIENT agrees to pay a $3,500 rescheduling  fee  should  CLIENT  fail to meet the  approved  Shoot  Date without written notice one week in advance.  The parties hereto agree that damages  arising  from a breach of this  Agreement  would be  difficult or impossible  to quantify.  Therefore,  should  CLIENT  cancel or cause this campaign  to be  unreasonably  delayed  for any reason  (other  than gross negligence,  non-performance  or  breach  on the part of CVI)  beyond  the timeframe  budgeted  for in Schedule  A,  CLIENT  agrees to pay CVI 25% of contract  total (IN  ADDITION  TO  PAYMENTS  ALREADY  MADE) as  liquidated damages.

10.   SCHEDULES
      The  additional  terms and  conditions  in "Schedule  A" and  "Schedule B"
      attached hereto are hereby incorporated herein by this reference.

      AGREED AND ACCEPTED BY CLIENT:         AGREED AND ACCEPTED BY CVI:

--------------------------------------       -----------------------------------
MARK MACFARLANE - COO

--------------------------------------       -----------------------------------
DATE

                                   SCHEDULE A*

THIS CONTRACT IS CONTINGENT  UPON THE ACCEPTANCE AND APPROVAL OF CVI'S PRODUCERS
AND EDITORIAL STAFF APPROVING THE CONTENT PROVIDED BY THE CLIENT.  CVI WILL HAVE
5 BUSINESS  DAYS FROM  RECEIPT OF CLIENT  QUESTIONNAIRE  TO REJECT OR ACCEPT THE
PROPOSED MEDIABLITZ! CAMPAIGN.

PHASE I - PRE-PRODUCTION
Weeks  1-4 -  Receive  signoff / RECEIVE  PAYMENT;  Review  existing  materials,
Research competitive  environment,  Conduct Creative Strategy Sessions,  Develop
Strategic  Image  Objectives,  Develop  Scripts and Text for TV,  Newspapers and
Radio.  Develop  interview  questions  for  TV  and  Radio  talk  shows.  Secure
Production   team,   Shoot   Dates,   Reporters,   Locations   and  provide  all
Pre-Production prep.

PHASE II - PRODUCTION
Weeks 5-8 - Upon  approval of Phase I,  Commence  Shooting on  locations  and in
Studio.  Complete Post Production (EDITING,  GRAPHICS,  NARRATION,  MUSIC, AUDIO
MIXING,  DUPLICATION OF BROADCAST MASTERS, ETC.) Create Media Advisory for Video
News Release;  Secure Airline  placement of In-flight  video.  Present  finished
Newspaper and Radio Features for Client's approval.

PHASE III - DISTRIBUTION
Weeks 9-10 - Upon approval of Phase II, Distribute TV programs via satellite and
Beta Broadcast Masters to Broadcast,  Cable and Satellite  Networks.  Distribute
Inflight Broadcast Master. Distribute Newspaper and Radio Features.  Commence TV
and Radio Talk Show interviews;  commence monthly  eBroadcasts to 650,000 opt-in subscribers;  Release DVD, CD or VHS  replications  of Corporate Video and/or TV
News  Spotlight to CLIENT.  Release  Trade Show Loop  Presentation  and Internet
Streaming movie to CLIENT.

PHASE IV - MONITORING
Weeks 11-34** Provide VNR feed report;  Continue interviews on TV and Radio talk shows.  Compile and present 3 ring binder with usage map, actual  clippings from
Newspapers,  detailed TV and Radio broadcast affidavits,  bar charts, pie charts and  circulation  data---verifying  the  guaranteed  number  of  placements  and audience impressions.  Provide monthly updates showing new placements.  Continue tracking, monitoring,  compiling reports, looking for additional utilization and distribution opportunities to maximize return on CLIENT's investment.

*SUBJECT TO EXPEDIENT  RECEIPT OF PAYMENTS,  MATERIALS AND APPROVALS FROM CLIENT
AND AVAILABILITY OF LOCATIONS AND ON-CAMERA TALENT / INTERVIEWEES.

**OR LONGER IF PLACEMENTS CONTINUE TO OCCUR.

Content provided by the client is hereby accepted this _______ day of ________,  2005.

----------------------------------
Jeffery Goddard
Executive Producer

                  SCHEDULE B - ADDITIONAL TERMS AND CONDITIONS

1.    CONTROLLING  LAW. This Agreement shall be deemed to have been executed and delivered in Los Angeles County, California.  Except as otherwise provided herein, this Agreement and all rights and obligations hereunder, including matters of construction,  validity and  performance,  shall be governed by the laws of the State of California, including the Uniform Commercial Code as enacted in that  jurisdiction,  without giving effect to the principals of conflicts of law thereof.
2.    SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. 3.
      NON-WAIVER.  The waiver of any breach of the terms of this Agreement shall not  constitute  the  waiver of any  other or  further  breach  hereunder, whether
      or not of alike kind or nature.
4.    SEVERABILITY.  In the event that any one or more of the terms,  conditions or provisions of this Agreement is held invalid, illegal or unenforceable, such other terms,  conditions  and  provisions  shall  remain  binding and effective.
5.    ENTIRE  AGREEMENT/AMENDMENT.  This  represents  the entire and  integrated agreement  between the parties  hereto with respect to the subject  matter
      hereof  and  supersedes  all  prior   negotiations,   representations   or
      agreements,  either oral or written,  between the parties.  This Agreement may be amended or  modified  only by a written  instrument  signed by both parties.  CVI make no guarantees as to effect these  services will have on
      CLIENT's share price or revenues.
6.    DISPUTES.  Any and all differences,  disputes or controversies arising out of or in connection  with this Agreement shall be submitted to arbitration who is mutually selected by all parties; in Los Angeles,  California under the then prevailing  rules of the American  Arbitration  Association.  The parties  hereby  agree to abide by and perform any award  rendered in such arbitration,  including  reasonable  attorney  fees  (if  awarded  at  the arbitrator's  discretion).  Judgment  upon any such award  rendered may be entered in any court having jurisdiction thereof.
7.    COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each  of  which  shall  be  deemed  an  original  but all of  which  shall constitute the same instrument.
8.    NO FURTHER DUTIES.  Except as expressly provided herein, the parties shall have no further duties of  obligations  whatsoever to each other during or following the term of this Agreement.
9.    NO PARTNERSHIP OR AGENCY.  Nothing in this Agreement shall be construed as
      creating  a  partnership,   joint  venture,  agency  or  employer-employee
      relationship between the parties hereto.
10.   AUTHORITY.  The individuals  signing this agreement  warrant and represent that they each have the actual  authority to enter into this Agreement and to perform  the  obligations  hereunder  on behalf of the  parties to this license.
11.   HEADLINES.   Paragraph   headings  used  in  the  agreement  are  for  the
      convenience  of  reference  only and in no way  define,  extend,  limit or decide the scope of the agreement or the intent of any provision thereof.
12.   CONSTRUCTION.  This  Agreement  shall not be  construed  against the party preparing it, and shall be construed without regard to the identity of the person who  drafted it or the party who caused it to be drafted  and shall be construed as if all parties had jointly  prepared this Agreement and it shall be deemed their joint work product,  and each and every provision of this  Agreement  shall be  construed  as though all of the parties  hereto participated  equally  in the  drafting  hereof,  and any  uncertainty  or ambiguity  shall not be interpreted  against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.
13.   REMEDIES CUMULATIVE;  LIMITATION. All remedies set forth in this Agreement are cumulative and are in addition to any remedies now or later allowed by law.  In no event,  however,  shall the CLIENT be  entitled  to  aggregate damages in excess of the contracted  price for any or more breaches by CVI of  the  terms  of  this  Agreement,  nor  shall  CLIENT  be  entitled  to consequential or incidental damages due to any breach or default of CVI in connection with this agreement.
14.   INDEPENDENCE.  It is  expressly  understood  and  agreed  that CVI and the
      CLIENT  are  completely  separate  entities  and are not  partners,  joint ventures,  nor agents for each other in any sense  whatsoever  and neither party has the power or right to  obligate  or bind the  other.  It is also expressly  understood that CVI has not  represented  itself as a brokerage firm,  venture  capital firm, or by other  definition,  a capital  raising entity in this transaction.
15.   TIME  OF  ESSENCE.  Time  is of the  essence  of  each  provision  of this
      Agreement.